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                                                                      EXHIBIT 14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" and "Representations and Warranties" in Pre-Effective Amendment No. 1 under the Securities Act of 1933 in the Registration Statement (Form N-14 No. 333-121735) and related Proxy Statement/Prospectus and Statement of Additional Information of The Kensington Funds dated January 31, 2005 and to the incorporation by reference therein of our report dated February 25, 2004, with respect to the financial statements of the Kensington Real Estate Securities Fund as of December 31, 2003 and for the periods indicated therein, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP

                                                     ERNST & YOUNG LLP

Los Angeles, California
January 31, 2005


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 20, 2004, relating to the financial statements and financial highlights which appears in the October 31, 2004 Annual Report to Shareholders of The Victory Portfolios, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights" in such Registration Statement.




PricewaterhouseCoopers LLP

Columbus, Ohio
January 28, 2005